Exhibit  3.1

                          Island  Critical  Care  Corp.

                              Formed  in  Delaware


        Federal Employer Identification Number (Federal Tax ID Number):
                                  65-0967706



J.Paul  Hines
Ship  Island  Investments
120  Eglinton  Avenue  East,  Suite  500
Toronto  ON  M4P1E2
CANADA
416-481-9333



                          Midwestern Railway Co., Inc.
                              Formed  in Florida



                Federal Employer Identification Number (Tax ID):
                                   98-0159300

Corporate  Creations
--------------------

Incorporation  &  Trademark  Services

corpcreations.com

(305)  672-0686


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                          Midwestern Railway Co., Inc.
                              Formed  in Florida



                Federal Employer Identification Number (Tax ID):
                                   98-0159300

Corporate  Creations
--------------------

Incorporation  &  Trademark  Services

corpcreations.com

(305)  672-0686


                                State  of Delaware
                          Certificate  of Incorporation
                          Island  Critical Care  Corp.


     FIRST:  The  name  of  this  Delaware  corporation  is:

     Island  Critical  Care  Corp.
     SECOND:  The  name  and  address  of the Corporation's Registered Agent is:

     Corporate  Creations  Enterprises,  Inc.
     2530  Channin  Drive
     Wilmington  DE  19810
     New  Castle  County

     THIRD: The purpose of the Corporation is to conduct or promote any lawful business or purposes.


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     FOURTH:  The  Corporation  shall  have  the  authority to  issue 50,000,000 shares  of  common  stock,  par  value  $.001  per  share.

     FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

     SIXTH:  The  name  and  address  of  the  incorporator  is:
     Corporate  Creations  International  Inc.
     941  Fourth  Street  #200
     Miami  Beach  FL  33139

     SEVENTH: This Certificate of Incorporation shall become effective on the date shown below.

     /s/  Andreas  M.  Kelly
     -----------------------
CORPORATE  CREATIONS  INTESGMATIONAL  INC.
     Andreas  M.  Kelly  Vice  President

     Date:  December  15,  1999



                                                       STATE  OF  DELAWARE

                                                       SECRETARY  OF  STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 06:02 PM 12/15/1999
                                                       991541322  -  3143283


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                                    Articles of Merger
                                           of
                               Island  Critical  Care  Corp.
                                 (a  Florida corporation)

                                          into
                               Island  Critical  Care  Corp.
                                (a  Delaware corporation)

     1. Island Critical Care Corp., a Florida corporation (the "Disappearing Corporation'"), shall be merged with and into Island Critical Care Corp., a Delaware corporation (the "Surviving Corporation"), pursuant to the terms of the attached Plan of Merger. The Disappearing Corporation and the Surviving Corporation are collectively referred to as the "Constituent Corporations."
     2. The merger shall become effective on the day that Articles of Merger and/or a Certificate of Merger are filed in the state of incorporation for each of the Constituent Corporations, but no later than 90 days after the date on which these Articles of Merger are filed.
     3. The attached Plan of Merger was adopted and approved by the shareholders of each of the Constituent Corporations on December 21,1999.
     These Articles of Merger have been executed on behalf of the Constituent Corporations by their authorized officers as of December 21, 1999.

     Island Critical Care Corp., a Florida corporation
     By:  /s/  J.  Paul  Hines
        ----------------------
        Name:  J.  Paul  Hines
        Title:  President

     Island  Critical  Care  Corp.,  a  Delaware  corporation
     By:  /s/  J.  Paul  Hines
        ----------------------
     Name:  J.  Paul  Hines
     Title:  President

     Corporate Creations International Inc. 941 Fourth St. Suite 200 Miami Beach, FL33139 (305) 672-0686


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                                                   State  of  Florida
                                                   (STATE  SEAL)
                                                   Department  of  State

     I certify from the records of this office that Articles of Merger were filed on December 22, 1999, for ISLAND CRITICAL CARE CORP., a Florida corporation/ merging into ISLAND CRITICAL CAPE CORP., the surviving Delaware corporation no^ authorized to transact business in Florida.

     Given  under  my  hand  and  the  Great  Seal  of  the State of Florida, at
Tallahassee,  the  Capital,  this  the  Twenty-second  day  of  December,  1999

     Authentication  Code:  499AG0059954-122299-P96000023605-1/1
     (STATE  SEAL)
     Cr2EO22  (1-99)                                   /s/  Katherine  Harris
                                                       Katherine  Harris
                                                       Secretary  of  State


                                (STATE  SEAL)
                        FLORIDA  DEPARTMENT  OF  STATE
                              Katherine  Harris

                            Secretary  of  State

     December  22,  1999
     CORPORATE  CREATIONS  INTERNATIONAL  INC.
     941  FOURTH  STREET
     SUITE  200
     MIAMI  BEACH,  FL  33139

     The Articles of Merger were filed on December 22, 1999, for ISLAND CRITICAL CARE CORP., the surviving Delaware corporation not authorized to transact business in Florida.

     The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H99000032743.

     Should you have any further questions regarding this matter, please feel free to call (850) 487-6050, the Amendment Filing Section.

Darlene  Conneil

Corporate  Specialist

Division  of  Corporations          Letter  Number:  499A00059954

Division  of  Corporations  -  P.O.Box  6327  -  Tallahassee,  Florida  32314



Division  of  Corporations  -  P.O.  BOX  6327  -Tallahassee,  Florida  32314

                               (STATE  SEAL)
                        FLORIDA  DEPARTMENT  OF  STATE
                             Katherine  Harris
                           Secretary  of  State


     ARTICLES  OF  MERGER
     Merger  Sheet
     MERGING:

                              ISLAND  CRITICAL CARE  CORP

     a  Florida  corporation
     Delaware
     INTO

ISLAND CRITICAL CARE CORP. a Delaware corporation not qualified in Florida File date: December 22, 1999
Corporate  Specialist:  Darlene  Connell



Division  of  Corporations  -  P.O.  BOX  6327  -Tallahassee,  Florida  32314


                               (STATE  SEAL)
                        FLORIDA  DEPARTMENT  OF  STATE
                             Katherine  Harris
                             -----------------
                           Secretary  of  State

December  20,  1999

     ISLAND CRITICAL CARE CORP. 205 WORTH AVENUE/ SUITE 201 WORTH AVENUE BUILDING PALM BEACH, FL 33480

     Re:  Document  Number  P96000023605

     The Amended and Restated Articles of Incorporation for MIDWESTERN RAILWAY CO., INC. which changed its name to ISLAND CRITICAL CARE CORP., a Florida corporation, were filed on December 17, 1999.

     This document was electronically received and filed under FAX audit number H990G0031759.

     Should  you  have  any  questions concerning this matter, please telephone
(850) 487-6050,  the  Amendment  Filing  Section.

     Karen  Gibson

     Corporate  Specialist

     Division  of  Corporations           Letter  Number:  999ADOD59549



     Division  of  Corporations  -  P.O.  BOX  6327 -Tallahassee, Florida 32314


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